                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT



PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:    October 21, 1998
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                  United Community Financial Corp.
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         (Exact name of registrant as specified in its charter)

           Ohio                    0-24399                34-1856319
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(State or other jurisdiction     (Commission          (IRS Employer of
      incorporation)             File Number)        Identification Number)


275 Federal Plaza West
Youngstown, Ohio                                     44503-0500
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(Address of principal executive offices)             (Zip Code)


     Registrant's telephone number, including area code (330) 742-0500
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                                Not Applicable
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     (Former name or former address, if changes since last report.)

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                                 TABLE OF CONTENTS

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
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
Item 5    Other Events

          Exhibit 1   Third Quarter Financial Information News Release......1-3
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                          UNITED COMMUNITY FINANCIAL CORP.
                               275 Federal Plaza West
                            Youngstown, Ohio  44503-1203

                               FOR IMMEDIATE RELEASE



                                                              Douglas M. McKay
                                                                     President
                                                      (330) 742-0500, Ext. 801

              UNITED COMMUNITY FINANCIAL CORP. ANNOUNCES THIRD QUARTER
                       EARNINGS AND INCREASE IN CORE EARNINGS

Youngstown, Ohio - October 21, 1998 - United Community Financial Corp. (NASDAQ: UCFC), Holding Company for The Home Savings and Loan Company of Youngstown, Ohio, (the "Company"), announced a loss for the three months ended September 30, 1998 of $2.0 million or $.06 per common share which was primarily due to an $11.8 million contribution to The Home Savings and Loan Company Charitable Foundation. Earnings per common share for the same quarter would have been $.18 if there was no contribution to the Foundation. Net income for the comparable period in the prior year was $2.9 million. Book value per share was $14.42 as of September 30, 1998. United Community Financial Corp. believes that the contribution of common shares to the Foundation will benefit the long-term value of the Company's community banking franchise by enabling the communities it serves to share in the potential growth and success of the Company and the Holding Company.

A more direct comparison of operating results is to compare pre-tax core earnings for the two periods. Core earnings are defined as pre-tax earnings adjusted for securities sales transactions and unusual or nonrecurring expense or income items. Core earnings for the three months ended September 30, 1998 were $8.6 million compared to $4.2 million in the prior year period.
 The increase of $4.4 million in core earnings was due to an increase in net interest income.

Net income for the nine months ended September 30, 1998 was $4.1 million, compared to $11.7 million for the nine month period in 1997. The change in the current period is primarily due to the contribution to the Charitable Foundation. Also contributing to the change in the current period, when compared to the previous period, was a recovery in June 1997 of two loans that had previously been charged off, resulting in a recovery of $3.1 million of interest and a loan loss recovery of $2.8 million. Core earnings, as defined above, for the nine months ended September 30, 1998 were $17.9 million compared to $12.0 million in the prior year period. The increase of $5.9 million in core earnings was due to an increase in net interest income.

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Douglas M. McKay, President of United Community Financial Corp., said "The third quarter loss, due to the contribution to the Charitable Foundation, was fully anticipated and in conjunction with the business plan. This contribution will eliminate the need to make any future contributions to the Charitable Foundation which will enhance future earnings. There was a significant increase in earnings when viewed on the basis of pre-tax core earnings. This increase was mainly attributed to a substantial increase in net interest income, primarily due to a reduction in our overall cost of interest bearing liabilities combined with an increase of interest earning assets."

Total equity increased $322.4 million to $462.5 million at September 30, 1998 from $140.1 million at September 30, 1997. Total assets increased $205.1 million from September 30, 1997 to September 30, 1998. The increase in equity and assets was primarily attributable to funds received from the sale of United Community Financial Corp.'s stock in connection with the mutual to stock conversion of Home Savings and Loan which was completed on July 8, 1998.

The Company has 14 offices located throughout Mahoning, Columbiana and Trumbull Counties in Northeastern Ohio. Additional information may be found on the Company's web site: www.homesavingsandloan.com.

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                          UNITED COMMUNITY FINANCIAL CORP.
                               SELECTED FINANCIAL DATA
                                    (IN THOUSANDS)

                                                    September 30,
                                                  1998        1997
                                              ------------------------
SELECTED FINANCIAL CONDITION DATA:
Total assets                                  $1,249,226   $1,044,093
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Allowance for loan losses                          6,261        5,296
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Total deposits                                   769,628      888,929
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Total equity                                     462,465      140,081
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
                                                   Three months ended
                                                     September 30,
                                                    1998         1997
                                                 ---------------------
SUMMARY OF EARNINGS:
Net interest income                              $14,750       $9,951
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Provision for loan losses                            100            0
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Total noninterest income                             745          386
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Total noninterest expense                         18,613        6,097
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Net income                                        (2,022)       2,902
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
                                                 Three months ended
                                                    September 30,
                                                   1998         1997
                                                 ---------------------
SUMMARY OF CORE EARNINGS:
Net interest income                              $14,750       $9,751
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Provision for loan losses                            100            0
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Total noninterest income,
   excluding gains and losses                        745          400
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Total noninterest expense                          6,779        5,947
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Pre-tax Core Earnings                              8,616        4,204
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
                                                  Nine months ended
                                                    September 30,
                                                   1998         1997
                                                 ---------------------
SUMMARY OF EARNINGS:
Net interest income                              $35,929      $32,658
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Provision for loan losses                            500       (2,246)
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Total noninterest income                           1,807        1,060
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Total noninterest expense                         30,971       18,330
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Net income                                         4,143       11,749
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
                                                   Nine months ended
                                                     September 30,
                                                   1998         1997
                                                 ---------------------
SUMMARY OF CORE EARNINGS:
Net interest income                              $35,929      $29,350
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Provision for loan losses                            500          600
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Total noninterest income,
   excluding gains and losses                      1,612        1,081
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Total noninterest expense                         19,137       17,880
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Pre-tax Core Earnings                             17,904       11,951
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